                                                                     Exhibit 4.2

                               WARRANT AGREEMENT

                        dated as of February [__], 2001

                                 by and between

                          FiberNet Telecom Group, Inc.

                                      and

                      The Warrant Holders Described Herein

                               WARRANT AGREEMENT

                               TABLE OF CONTENTS/1/



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SECTION 1.     WARRANT CERTIFICATES.......................................................1

SECTION 2.     EXECUTION OF WARRANT CERTIFICATES..........................................1

SECTION 3.     RESTRICTIONS ON TRANSFERABILITY; REGISTRATION OF TRANSFERS AND
               EXCHANGES..................................................................1

SECTION 4.     TERMS OF WARRANTS; EXERCISE OF WARRANTS....................................3

SECTION 5.     PAYMENT OF TAXES...........................................................4

SECTION 6.     MUTILATED OR MISSING WARRANT CERTIFICATES..................................4

SECTION 7.     RESERVATION OF WARRANT SHARES..............................................4

SECTION 8.     OBTAINING STOCK EXCHANGE LISTINGS..........................................5

SECTION 9.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.........5

SECTION 10.    FRACTIONAL INTERESTS......................................................11

SECTION 11.    COMPANY REDEMPTION........................................................11

SECTION 12.    NOTICES TO WARRANT HOLDERS................................................11

SECTION 13.    NOTICES TO COMPANY........................................................12

SECTION 14.    SUPPLEMENTS AND AMENDMENTS................................................13

SECTION 15.    SUCCESSORS................................................................13

SECTION 16.    TERMINATION...............................................................13

SECTION 17.    GOVERNING LAW.............................................................13

SECTION 18.    BENEFITS OF THIS AGREEMENT................................................13

SECTION 19.    HEADINGS; COUNTERPARTS....................................................14

---------------------------
/1/ This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

          WARRANT AGREEMENT, dated as of February __, 2001, between FiberNet Telecom Group Inc., a Delaware corporation (the "Company"), and the holders of Warrants (as defined below) from time to time.

          WHEREAS, the Company proposes to issue 1,288,000 Common Stock Purchase Warrants (equal to 20% of the shares of Common Stock (as defined below) purchased pursuant to the Common Stock and Warrant Purchase Agreement), as hereinafter described (the "Warrants"), which entitle the holders thereof to purchase the common stock, par value $.001 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the Common Stock and Warrant Purchase Agreement Agreement, dated as of the date hereof, between the Company and the Purchasers named therein (the "Subscription Agreement");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. Warrant Certificates. The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 2.  Execution of Warrant Certificates.

          Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary and shall be dated the date of signature by the Company.

          The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and the Company shall not be affected by any notice to the contrary.

          SECTION 3.  Restrictions on Transferability; Registration of
Permitted Transfers and Exchanges. The Warrant holders agree that they shall not transfer the Warrants to any one other than a member of their Group. For purposes of this Section 3, a "Group" shall mean:

          (i) in the case of any Warrant holder who is an individual, (a) such warrant holder, (b) the spouse, lineal descendants and adopted children of such Warrant holder and (c) any trust for the benefit of any of the foregoing; and

          (ii) in the case of any Warrant Holder that is a corporation, limited liability company or partnership, (a) such corporation, limited liability company or partnership, (b) any corporation or other business organization to which such corporation, limited liability company or partnership shall sell, license or transfer all or substantially all of its assets or with which it shall be merged, (c) with respect to any limited liability company or partnership, any partner (general or limited) or member thereof and (d) any affiliate of such corporation, limited liability company or partnership.

          The Company shall from time to time, subject to the limitations of
Section 4, register the permitted transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Company.

          The Warrant holders agree that prior to any proposed transfer of the Warrants the Warrant holder will deliver to the Company:

          (1) an agreement by such transferee to the impression of the restrictive legend set forth below on the Warrant; and

          (2) an agreement by such transferee to be bound by the provisions of this Agreement.

          The Warrant holders agree that each Warrant will bear a legend in substantially the following form:

          "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN WARRANT AGREEMENT DATED AS OF FEBRUARY 1, 2001, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING WARRANTS. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

          Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its principal office, which is currently located at the address listed in Section 13 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Company.

          SECTION 4.  Terms of Warrants; Exercise of Warrants.

          The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "Exercise Price") shall be equal to $6.56 per share. Each Warrant shall be initially exercisable for one share of Common Stock.

          Subject to the terms of this Agreement, each Warrant holder shall have the right, from the date issuance of the Warrants until 5:00 p.m., New York City time on February __, 2004 (the "Exercise Period"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York City time, on February __, 2004 shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

          A Warrant may be exercised upon surrender to the Company at its principal office, which is currently located at the address listed in Section 13 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a participant in a recognized Signature Guarantee Medallion Program and such other documentation as the Company may reasonably request, and upon payment to the Company for the account of the Company of the Exercise Price which is set forth in the form of Warrant Certificate attached hereto as Exhibit A as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds.

          Subject to the provisions of Section 5 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered within three business days to and in such name or names as the Warrant holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 10; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (i) of Section 9 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than three business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 10. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued. The Company may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Company.

          The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office.

          SECTION 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 6. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

          SECTION 7. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 10. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

          Before taking any action which would cause an adjustment pursuant to
Section 9 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 8. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

          SECTION 9. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9. With respect to any Warrant, no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon exercise shall be made for any event enumerated in this Section 9 if the date as to which the Company committed to undertake such event was prior to such Warrant's issuance. For purposes of this Section 9, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a)  Adjustment for Change in Capital Stock.

          If the Company:

               (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares;

               (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (5) issues by reclassification of its Common Stock any shares of its capital stock,

     then the Warrant in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 9.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustments for Issuances.

                The Exercise Price shall be subject to adjustment from time to time as follows:

               (1) If the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, at a price per share less than the current market price per share on such date of issuance, then the applicable Exercise Price, as in effect immediately prior to each such issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                    (A) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such issuance, multiplied by the applicable Exercise Price in effect immediately prior to such issuance, and (y) the consideration received by the Company upon such issuance; by

                    (B) the total number of shares of Common Stock outstanding on a fully-diluted basis immediately after the issuance of such Common Stock.

               (2) For the purposes of any adjustment of the applicable Exercise Price pursuant to clause (1) above, the following provisions shall be applicable:

                    (A) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                    (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value Per Share, as defined below, thereof notwithstanding any accounting treatment.

                    (C) In this case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities except for options to acquire Excluded Stock:

                         (i)  the aggregate maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 9(b)(2)(A) and 9(b)(2)(B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                         (ii)  the aggregate maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 9(b)(2)(A) and 9(b)(2)(B) above);

                         (iii)  on any change in the number of shares or
exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                         (iv)  on the expiration of any such options or rights,
the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price shall forthwith be readjusted to the Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights relaxed to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection (b) does not apply to regular quarterly cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles.

          For purposes of Section 9(b), "Excluded Stock" shall mean (A) shares of Common Stock issuable upon exercise of stock options granted to officers, employees, consultants, vendors or directors of the Corporation or its subsidiaries, (B) shares of Common Stock issued upon conversion of shares of all of the outstanding series of preferred stock as of the date hereof, (C) shares of Common Stock issued upon exercise of any existing warrants, notes or other instruments convertible or exercisable for Common Stock as of the date hereof,
(D) shares of Common Stock and warrants, and shares of Common Stock issuable upon exercise of such warrants, as are contemplated by the Subscription Agreement and Prospectus Supplement filed in connection with the issuance of the Warrants and (E) Common Stock or other equity securities issued as part of a strategic arrangement or alliance by the Corporation or its Subsidiaries to building licensors, landlords, carriers, joint venture partners, vendors, lessors or lenders, and securities or instruments issued in connection with acquisitions, as each such transaction is approved by the Board of Directors of the Company, including in the case of (A), (B), (C), (D) and (E), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options, warrants or shares, as the case may be.

          (c)  Current Market Price.

          In subsections (a) and (b) of this Section 9 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 10 consecutive trading days commencing 13 trading days before the date in question. The Company shall be solely responsible for tracking and calculation of the Quoted Price and its average. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the Nasdaq National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it in good faith considers appropriate.

          (d)  When De Minimis Adjustment May Be Deferred.

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (e)  When No Adjustment Required.

          No adjustment need be made for a transaction referred to in subsections (a) or (b) of this Section 9 if Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for a change in the par value or no par value of the Common Stock.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

          (f)  Notice of Adjustment.

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 12 hereof.

          (g)  Voluntary Reduction.

          The Company from time to time may reduce the Exercise Price by any amount for any period of time (including, without limitation, permanently) if such period is at least 20 days; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), and (c) of this Section 9.

          (h)  Reorganization of Company.

          If the Company consolidates or merges with or into, or transfers, licenses or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this

Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          If this subsection (h) applies, subsections (a), (b), and (c) of this
Section 9 do not apply.

          (1)  When Issuance or Payment May Be Deferred.

          In any case in which this Section 9 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (j)  Adjustment in Number of Shares.

          Upon each event that provides for an adjustment of the Exercise Price pursuant to Section 9(a), each Warrant outstanding prior to the making of the adjustment shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock obtained from the following formula:

        N'  =  N  x  E
                     -
                     E'

     where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' =  the adjusted Exercise Price.

     E  =  the Exercise Price prior to adjustment.

          (k)  Form of Warrants.

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 10.  Fractional Interests.

          (a) The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          (b) Warrants may be issued in fractional interests. Holders of fractional interests in Warrants will be entitled to purchase a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable with respect to a full Warrant multiplied by the fractional interest owned by such holder in the Warrant.

          SECTION 11.  Company Redemption.

          If the Quoted Price for the Common Stock is greater than 175% of the Exercise Price for 20 consecutive trading days and the Company's Registration Statement on Form S-3, initially filed on August 15, 2000, as amended on September 8, 2000, November 9, 2000, January 10, 2001 and January 18, 2001 (Registration No. 333-43788), is in effect, the Company may redeem the Warrants for $.10 per Warrant upon ten trading days notice.

          SECTION 12.  Notices to Warrant holders.

          Upon any adjustment of the Exercise Price pursuant to Section 9, the Company shall promptly thereafter, or within five days, cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

          In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 9 hereof); or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any action (other than actions of the character described in Section 9(a)) which would require an adjustment of the Exercise Price pursuant to Section 9; then the Company shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 15 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 13.  Notices to Company.

          Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is provided in writing by the Company), as follows:

                            FiberNet Telecom Group, Inc.
                            570 Lexington Avenue
                            New York, New York 10022
                            Attn: President
                              with a copy to:

                            Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. Chrysler Center
                            666 Third Avenue
                            New York, New York 10017
                            Attn:  Gordon Caplan, Esq.


          SECTION 14.  Supplements and Amendments.

          The Company may from time to time supplement or amend this Agreement
(a) without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates, or (b) with the approval of the holders of a majority of the Warrants outstanding.

          SECTION 15.  Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Company shall be binding and inure to the benefit of its respective successors and assigns hereunder.

          SECTION 16.  Termination.

           This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise.

          SECTION 17.  Governing Law.

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

          SECTION 18.  Benefits of This Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

          SECTION 19.  Headings; Counterparts.

          The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              FIBERNET TELECOM GROUP, INC.

                              By
                                 --------------------------------
                                 Title:


                              [____________________________]



                              By
                                 --------------------------------
                                 Title:


                              [____________________________]


                              By
                                 --------------------------------
                                 Title:

                                                                       EXHIBIT A


                         [Form of Warrant Certificate]

[Face]

No. _____                                                        _______Warrants

                              Warrant Certificate


          This Warrant Certificate certifies that ________________________, or registered assigns, is the registered holder of ________Warrants expiring February __, 2004 (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of FiberNet Telecom Group, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on February__, 2004 that number of fully paid and nonassessable shares of Common Stock (each, a "Warrant Share") as set forth below at the exercise price (the "Exercise Price") as determined pursuant to the Warrant Agreement referenced below payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          Each Warrant is initially exercisable for one share of Common Stock. The initial Exercise Price for any Warrant shall be $6.56. No warrant may be exercised after 5:00 p.m. New York City Time on February__, 2004 and to the extent not exercised by such time such warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                         [Form of Warrant Certificate]

[Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring February __, 2004 entitling the holder on exercise to receive shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and are issued or to be issued pursuant to a Warrant Agreement, dated as of February __, 2001 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or before 5:00 p.m. New York City time on February __, 2004. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

        Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                              Election to Purchase

                   (to be executed upon exercise of warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of _________________ in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is __________________________ and that such shares be delivered to ________________ whose address is ___________ ______________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.

                                         Signature:

Date:

                                          Signature Guaranteed: